LIMITED POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Eric Moss, Will Lashley, and Elwira Kelly, or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or affiliate of Moog Inc. (the “Company”), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); and 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 and Form 144 electronically with the SEC; and 3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This Limited Power of Attorney shall serve to revoke and replace all prior powers of attorney granted by me with respect to the reporting of beneficial ownership of securities issued by the Company. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 28 , 2025. /s/ Paul Wilkinson Name: Paul Wilkinson